UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2020

ZOGENIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 550-8300
(Former Name or Former Address, if Changed Since Last Report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2020, at the Annual Meeting of Stockholders of Zogenix, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s Employee Stock Purchase Plan (the “Restated ESPP”). The Restated ESPP increased the number of shares of common stock reserved for issuance under the 2010 Employee Stock Purchase Plan (the “Prior ESPP”) from 375,000 to 875,000 shares. The Prior ESPP was scheduled to expire in October 2020 and the Restated ESPP will not have a fixed term and will continue until terminated by our board of directors or the share reserve thereunder is exhausted. In addition, the Restated ESPP eliminated the “evergreen provision” that provided for an annual increase in the number of shares available for issuance under the Prior ESPP on January 1 of each year during its initial ten-year term. The foregoing description of the Restated ESPP is qualified in its entirety by reference to the full text of the plan filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 29, 2020, and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders was held on May 29, 2020 (the “Annual Meeting”). As of April 9, 2020, the record date for the Annual Meeting, 55,340,691 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 50,039,751 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1 — Election of Directors

The Company’s stockholders elected the three persons listed below as Class I Directors, each to serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Louis C. Bock	39,627,047	3,940,291	1,802,826	4,669,587
Cam L. Garner	39,704,041	3,863,311	1,802,812	4,669,587
Mark Wiggins	42,833,496	733,978	1,802,690	4,669,587

In addition to the directors elected above, James B. Breitmeyer, M.D., Ph.D., Stephen J. Farr, Ph.D., Erle T. Mast, and Renee Tannenbaum, Pharm. D. continue to serve as directors after the Annual Meeting.

Proposal 2 — Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2020

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,126,085	159,287	1,754,379	—

Proposal 3 — Advisory Vote to Approve Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2020 Proxy Statement. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,342,394	2,263,939	1,763,831	4,669,587

Proposal 4 — Approval of Amendment and Restatement of Zogenix, Inc. Employee Stock Purchase Plan

The Company’s stockholders approved the amendment and restatement of the Zogenix Inc. Employee Stock Purchase Plan. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,545,660	90,409	1,734,095	4,669,587

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: May 29, 2020	By:	/s/ Shawnte M. Mitchell
	Name:	Shawnte M. Mitchell
	Title:	EVP, General Counsel and Secretary